As filed with the Securities and Exchange Commission on August 10, 2010.                                                                                                                                Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
_______________
McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1424200 (I.R.S. Employer Identification No.)
1615 Poydras Street New Orleans, Louisiana (Address of Principal Executive Offices)	70112 (Zip Code)

McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan
(Full title of the plan)
_______________

John G. Amato
General Counsel
McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
(504) 582-4000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Kelly C. Simoneaux
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    [   ]                                                                                       Accelerated filer                           [X]
Non-accelerated filer      [   ] (Do not check if a smaller reporting company)Smaller reporting company[   ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.01 per share) .............	6,000,000 shares(2)	$ 10.90(3)	$ 65,400,000(3)	$ 4,663.02
(1)     Upon a stock split, stock dividend, or similar transaction in the future during the effectiveness of this Registration Statement and involving our Common Stock, the number of shares registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.
(2)     Represents the number of additional shares of Common Stock reserved for issuance pursuant to the 2008 Stock Incentive Plan (the “Plan”), as amended and restated.  5,500,000 shares of Common Stock issuable pursuant to the Plan were previously registered on Registration Statement No. 333-153002.
(3)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of our Common Stock on the New York Stock Exchange on August 6, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the applicable prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

On August 13, 2008, McMoRan Exploration Co., a Delaware corporation (the “Registrant”) registered 5,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold to participants under the McMoRan Exploration Co. 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), pursuant to the Registration Statement on Form S-8 (File No. 333-153002).  The Plan was amended by the Registrant’s stockholders on May 3, 2010, to, among other things, increase the number of shares available for issuance under the Plan by 6,000,000 shares of Common Stock.  This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) to register such additional 6,000,000 shares of Common Stock which may be offered or sold to participants under the Plan.  The contents of the Registration Statement on Form S-8 (File No. 333-153002) with respect to 5,500,000 shares of Common Stock are hereby incorporated by reference, except as noted below.

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)           Our Annual Report on Form 10-K for the year ended December 31, 2009, filed March 12, 2010;

(b)           All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a); and

(c)           The description of our Common Stock included in Amendment No. 1 to our  Registration Statement on Form 8-A/A filed June 15, 2009, which updated our Registration Statement on Form S-4 (Registration No. 333-61171), including any amendment thereto or report filed for the purpose of updating such description.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of

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filing of such documents.  Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

5	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

15	Letter dated August 10, 2010, from Ernst & Young LLP regarding the unaudited interim financial statements.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5).

24.1	Certified Resolution of our Board of Directors authorizing this report to be signed on behalf of any officer or director pursuant to a Power of Attorney.

24.2	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of our officers and directors.

99	McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 4, 2010).

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

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Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 10, 2010.

McMoRan EXPLORATION CO.

By:      /s/ Richard C. Adkerson
            Richard C. Adkerson
          Co-Chairman of the Board

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 10, 2010.

Signature	Title
*	President, Chief Executive Officer, and Co-Chairman of the Board
James R. Moffett	(Principal Executive Officer)

/s/ Richard C. Adkerson	Co-Chairman of the Board
Richard C. Adkerson

*	Vice Chairman of the Board
B.M. Rankin, Jr.

*	Senior Vice President, Chief Financial
Nancy D. Parmelee	Officer and Secretary
(Principal Financial Officer)

*	Vice President and Controller - Financial Reporting
C. Donald Whitmire, Jr.	(Principal Accounting Officer)

*	Director
A. Peyton Bush, III

*	Director
William P. Carmichael

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*	Director
Robert A. Day

*	Director
Gerald J. Ford

*	Director
H. Devon Graham, Jr.

*	Director
Suzanne T. Mestayer

*By: /s/ Richard C. Adkerson
Richard C. Adkerson
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number                                                        Description of Exhibits

5	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

15	Letter dated August 10, 2010, from Ernst & Young LLP regarding the unaudited interim financial statements.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5).

24.1	Certified Resolution of our Board of Directors authorizing this report to be signed on behalf of any officer or director pursuant to a Power of Attorney.

24.2	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of our officers and directors.

99	McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 4, 2010).